UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

STAR CENTURY PANDAHO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53780	27-0491634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 W. Charleston Blvd. Suite 110 Las Vegas, Nevada	89117
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 702-628-8899

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2015 the Company filed a Certificate of Amendment to the Articles of Incorporation with the state of Nevada to increase the authorized Common Stock from One Hundred Fifty Million (150,000,000) to Two Hundred Fifty Million (250,000,000). The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 20, 2015, the Board of Directors and Majority Stockholder of the Registrant approved to amend the Registrant’s Articles of Incorporation to increase the authorized Common Stock that the Corporation is authorized to issue from One Hundred Fifty Million (150,000,000) to Two Hundred Fifty Million (250,000,000).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location

3.1	Amendment to Articles of Incorporation dated May 20, 2015.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR CENTURY PANDAHO CORPORATION (Registrant)
Date: May 29, 2015
/s/ Fen Xing Fen Xing Chief Executive Officer

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